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                                                                   EXHIBIT 10.47

                                JACKSON L. NASH
                                  3131 Tangley
                              Houston, Texas 77005


February 8, 2000

The Board of Directors
Applied Voice Recognition, Inc. ("E-DOCS")
1717 St. James Place, Suite 142
Houston, Texas 77027

Dear Sirs:

This letter is to confirm the understanding of the terms and objectives of this engagement and the nature and limitations of the services I will provide.

I will provide ongoing consulting services as requested. The nature and extent of the services may include those normally performed by a chief financial officer, and accordingly, I will not be independent as it regards E-DOCS. This lack of independence will prohibit me from performing any attest, review, compilation or similar engagements under standards promulgated by the AICPA.

Functions I may perform, as requested, may include but not be limited to the following:

     1. Assistance with periodic management and third party reports, including SEC filings;

     2. Assistance in reviewing current management information processes, including management reporting;

     3. Supervising and mentoring staff involved in the accounting process;

     4. Assistance in review and monitoring of planning and budgeting;

     5. Assistance in review and analysis of any acquisition or divestiture transactions;

     6. Assistance with borrowing or other financing arrangements; and

     7. Other services as we agree.

From time to time, matters may arise that I believe should be communicated directly to the Board of Directors.

Fees for my services will be billed bimonthly at a rate of $80 per hour, plus reimbursement for out-of-pocket expenses. A retainer of $3,000 will be due upon approval of the terms of this letter.

If this letter correctly expresses your understanding, please sign the duplicate copy and return it to me.

Regards,

/s/ Jackson L. Nash
----------------------------
Jackson L. Nash

APPROVED:

By:  /s/ Timothy J. Connolly
     -----------------------
Title:  Chairman

Date:  2/14/00